                                    LOAN AND
                            INDEMNIFICATION AGREEMENT


     This Loan and Indemnification Agreement dated as of November 24, 1999 is entered into between Chester L.F. Paulson ("Lender ") and ImageWare Software, Inc. ("Borrower").


     WHEREAS, Borrower is currently undertaking an initial public offering underwritten by Lender's employer, Paulson Investment Company, Inc. ("Paulson");

     WHEREAS, Borrower is in need of working capital until it receives the proceeds of its initial public offering;

     WHEREAS, U.S. Bank National Association ("U.S. Bank") has agreed to lend to Lender $500,000 at a variable interest rate (the "Loan") pursuant to the terms a promissory note dated November 15, 1999;

     WHEREAS, Lender has agreed to advance the proceeds of the Loan to Borrower pursuant to the terms of the Promissory Note (the "Promissory Note") dated of even date herewith; and

     WHEREAS, Paulson has agreed to indemnify Lender in the event of a default under the U.S. Bank Promissory Note and as such be ultimately responsible for any payments due to U.S. Bank thereunder.


     NOW, THEREFORE, in consideration of the premises and in order to induce Lender to make the loan to Borrower, the parties hereto agree as follows:

     SECTION 1. LOAN. Borrower promises to pay to the order of Lender or Lender's designee Five Hundred Thousand Dollars ($500,000.00) loaned by Lender to Borrower hereunder. Borrower shall also pay interest on the Five Hundred Thousand Dollars ($500,000.00) at rates in accordance with the terms hereof.

     SECTION 2. INTEREST RATES. Interest on this loan will accrue from the date of this Loan Agreement and the Note until it is paid in full at the rate of interest applicable to the promissory note attached thereto as set forth in the section thereof entitled "Variable Interest Rate."

     SECTION 3. PAYMENTS. (a) Borrower shall pay monthly payments of accrued interest on this loan from Lender beginning on December 15, 1999 and continuing on the fifteenth day of each month thereafter directly to U.S. Bank at the address and for the account of Lender specified on the signature page hereto, and shall send a copy of such documents as may evidence the payments to Lender at the address specified in Section 9 below.

     (b) All payments hereunder by Borrower to Lender, Lender's designee, Paulson or U.S. Bank, as the case may be, shall be made free and clear of set-off or counterclaim, in lawful currency of the United States and in immediately available funds. Whenever any payment hereunder shall be due on a day that is not a business day, the date for payment thereof shall be extended to the next succeeding business day.

     SECTION 4. MATURITY DATE. (a) Borrower shall repay the entire principal balance of the Loan together with all accrued and unpaid interest and any other sums due under this Loan Agreement upon the earlier of (x) a written or oral demand by Lender, (y) the closing of Borrower's initial public offering underwritten by Paulson from the proceeds of such initial public offering, or
(z) April 3, 2000.

     (b) If a demand for payment is made at any time to Lender by U.S. Bank, Lender shall notify Borrower orally or in writing and Borrower shall repay the Loan and all fees as required pursuant to the terms of the promissory note with U.S. Bank. If Lender repays the Loan or any portion thereof pursuant to such demand for payment, then Borrower agrees to immediately repay Lender or Paulson, as the case may be, an amount equal to the amount so paid or, if unable to do so at the time of such demand for payment, pay Lender upon the earlier of (y) the closing of Borrower's initial public offering underwritten by Paulson from the proceeds of such initial public offering or (z) April 3, 2000. Failing such payments, Borrower shall be considered in default of this Loan Agreement and shall issue such warrants and make such payments as required by Section 6 below.

     SECTION 5. FEES. (a) Borrower agrees to pay or cause to be paid to Lender, Paulson or U.S. Bank, all fees, including loan fees, costs, out-of-pocket expenses, premiums, penalties, late charges and disbursements (the "Related Payments") provided for in this Loan Agreement, the Promissory Note and the promissory note attached thereto that may be due in connection with any payment by Lender or Paulson to U.S. Bank under the Loan or in connection with nonpayment by Borrower of the loan when required.

     (b) Borrower agrees to pay Paulson a loan fee in respect of the loan evidenced by this Loan Agreement and the Promissory Note in the form of a cash payment of $75,000 upon the closing of the initial public offering underwritten by Paulson from the proceeds thereof.

     SECTION 6. EVENTS OF DEFAULT. (a) If Borrower fails to pay, when due, any of the obligations under this Loan Agreement or the Promissory Note, or if Borrower fails to perform any obligation or covenant in this Loan Agreement, or fails or neglects to perform, keep or observe any other material term, provision, condition, covenant or agreement contained in this Loan Agreement, then Borrower shall:

     (i) issue to Paulson a warrant, in the form attached hereto as Exhibit A, exercisable for five years from the date of issuance, to purchase, at an exercise price of $1.00 per share, one share of Borrower's common stock for each $1.00 paid by Lender or Paulson to U.S. Bank with respect to the Loan, including, interest, fees, late charges, and any other payments made by Lender or Paulson in connection with such Loan; and

     (ii) in the event Borrower's initial public offering underwritten by Paulson is not completed by April 3, 2000, but Borrower completes another financing transaction involving the issuance of equity securities, the incurrence of debt or otherwise prior to December 31, 2000, the proceeds of which are in excess of $575,000, then Borrower agrees to use the proceeds from such financing, even if closed after April 3, 2000, to immediately repay the loan of Lender, including interest, fees, late charges, and any other payments made by Lender or Paulson in connection with such Loan and pay Paulson a cash payment of $75,000 in respect of the loan fee.

     (b) Any default by Lender under any of the agreements relating to the Loan shall be and constitute a default under this Loan Agreement and, at the election of Lender, trigger the payments by Borrower under Sections 1 through 6.

     SECTION 7. TERM. This Loan Agreement and the Promissory Note shall terminate upon the first to occur of (i) repayment in full by Borrower of the principal amount of the loan with all accrued interest, fees, late charges, and any other payments made by Lender or Paulson in connection with such Loan, payment in full by Borrower to Paulson of the $75,000 loan fee and satisfaction of all other obligations of Borrower under this Loan Agreement and the Promissory Note, (ii) issuance of the Warrant pursuant to Section 6 with the continuing obligation for payment under Section 6(a)(ii) (in the event of the tender of such payment, Paulson shall, at its sole election, either accept such payment and surrender the previously issued warrant, or refuse such payment and retain the previously issued warrant), or (iii) the mutual written consent of Borrower, Lender and Paulson.

     SECTION 8. AMENDMENTS, ETC. Notwithstanding any other provision of this Loan Agreement, no amendment or waiver of any provision of this Loan Agreement or consent to any departure by Borrower therefrom shall in any case be effective unless the same shall be in writing, accepted and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 9. NOTICES. Except as otherwise expressly provided herein, all notices, consents, approvals and other communications provided for herein shall be in writing (the terms "in writing" or "written", as used herein with respect to such communications, include reference to communications that are telecopied, sent by overnight courier or messenger, but not communications sent by e-mail or similar electronic formats) and telecopied or sent by overnight courier or messenger to the intended recipient at the address or telecopy number set forth beneath its name on the signature page hereof; or as to any party, at such other address or telecopy number as shall be designated by such party in a notice to the party sending such communication. Each such notice, request or other communication shall be effective (i) if given by registered mail, return receipt requested, three (3) business days after the date such communication is deposited in the mails addressed as aforesaid or (ii) if given by any other means, when delivered at the address specified in this Section 9, provided that notices given by telecopier or other facsimile transmission shall not be effective until received.

     SECTION 10. NO WAIVER; REMEDIES. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude any other further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 11. INDEMNIFICATION. Borrower agrees to indemnify and hold harmless Lender his heirs, representatives, assigns, and Paulson or any of its affiliates, officers, directors, employees or agents, from and against any and all claims, damages, losses, liabilities, reasonable costs or expenses whatsoever (other than costs or expenses payable pursuant to another provision of this Loan Agreement) which Lender or Paulson may incur (or which may be claimed against them by any person or entity whatsoever) by reason of or in connection with (a) the execution, delivery, administration or enforcement of this Loan Agreement or the Promissory Note, or (b) the execution and delivery or transfer of, or payment or failure to pay under, this Loan Agreement or the Promissory Note. Nothing in this Section 11 is intended to limit the obligation of Borrower contained in Sections 1 through 6 hereof. If any action shall be brought against Lender or Paulson in respect of which indemnity may be sought against Borrower, Lender or Paulson shall promptly notify Borrower in writing, and Borrower shall promptly assume the defense thereof, including the retention of counsel reasonably satisfactory to Lender and Paulson, the payment of all expenses and the right to negotiate and consent to settlement. Lender and Paulson shall have the right to employ separate counsel in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be at the expense of Borrower. Borrower shall not be liable for any settlement of any such action effected without its consent by Lender or Paulson, but if settled with the consent of Borrower or if there be a final judgment for the plaintiff in any such action against Borrower or Lender or Paulson, with or without the consent of Borrower, Borrower agrees to indemnify and hold harmless each of Lender and Paulson to the extent provided herein.

     SECTION 12. CONTINUING OBLIGATION. This Agreement is a continuing obligation and shall (a) be binding upon Borrower or its successor and (b) inure to the benefit of and be enforceable by Lender or its successor.

     SECTION 13. LIABILITY OF LENDER. Neither Lender, his heirs, representatives, assigns, nor Paulson or any of its affiliates, officers, directors, employees, or agents shall be liable or responsible to Borrower or any creditors or shareholders of Borrower for (a) the use which may be made of the loan or the proceeds thereof; (b) the validity, sufficiency or genuineness of documents, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payments by Lender or Paulson against presentation of documents which do not comply with the terms of the loan of Lender or the Loan, including failure of any documents to bear any reference or adequate reference to the loan of Lender or the Loan; or (d) any other circumstances whatsoever in making or failing to make payment under the loan of Lender or the Loan.

     SECTION 14. OBLIGATIONS ABSOLUTE. The payment obligations of Borrower under this Loan Agreement are absolute, unconditional and irrevocable, and will be paid strictly in accordance with the terms of this Loan Agreement under all circumstances, including the following circumstances:

          (a) Any lack of validity or enforceability of all or any of the Loan, the Promissory Note, this Loan Agreement or any of the other related documents;

          (b) Any amendment or waiver of, or any consent to departure from, any of the terms and conditions of all or any of the Loan, the Promissory Note, this Loan Agreement or any of the other related documents;

          (c) The existence of any claim, set-off, defense or other rights that Borrower may have at any time against any beneficiary or transferee of the Promissory Note, this Loan Agreement, or the Loan (or any person or entity for whom or for which any such beneficiary or any such transferee may be acting), Lender, Paulson, U.S. Bank or any other person or entity, whether in connection with this Loan Agreement, the related documents or any unrelated transaction; or

          (d) Any other circumstances or happening whatsoever, whether or not similar to any of the preceding.

     SECTION 15. AUTHORIZATIONS AND WAIVERS. Borrower consents to, waives notice of, and authorizes and agrees that none of the following, on one or any number of occasions, will affect Borrower's liability:

          (a) any increase or decrease in the amount of credit extended to Lender, any extension of time for payment, any acceptance of partial payments, or any other modification in the terms of the credit granted to or the relationship with Lender and U.S. Bank;

          (b) any change, amendment, or renegotiation of any term or condition of any agreement between Lender and U.S. Bank;

          (c) any settlement, compromise, discharge or release of any indebtedness, including in any bankruptcy proceeding, any impairment of or failure to perfect any security interest in any collateral, or any release or agreement not to sue Lender;

          (d) any sale, transfer or other conveyance by Lender of its assets to any entity or other person; and

          (e) any other thing between U.S. Bank and Lender or U.S. Bank and Paulson, whether or not specified, which may be done or waived.

     SECTION 16. ADDITIONAL WAIVERS. Borrower also waives (a) all notices of any default by Lender; (b) all notices of the settlement or adjustment of any defaults or disputes; (c) all presentments; (d) all demands for performance; (e) all notices of nonpayment or nonperformance; (f) all protests; (g) all notices of protest; (h) all notices of dishonor; (i) all other notices to which Borrower might be entitled; (j) all defenses related to any disability or other defense of Borrower other than full payment of the indebtedness in legal tender; (k) all right to deduct or assert setoff, counterclaims or recoupment; and (l) all requirements of diligence.

     SECTION 17. SEVERABILITY. Any provision of this Loan Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

     SECTION 18. GOVERNING LAW. This Agreement, in its entirety, shall be governed by, and construed in accordance with, the laws of the State of Oregon.

     SECTION 19. VENUE AND JURISDICTION. Borrower hereby irrevocably submits to the jurisdiction of any state or federal court sitting in Multnomah County, Oregon, in any action or proceeding brought to enforce or otherwise arising out of or relating to this Loan Agreement, and hereby waives any objection to venue in any such court and any claim that such forum is an inconvenient forum. The parties agree that jurisdiction and venue with respect to any lawsuit between or among the parties involving the interpretation, compliance or enforcement of any provision under this Loan Agreement shall be exclusively in the state or federal courts located in Multnomah County, Oregon.

     SECTION 20. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 21. HEADINGS. Section headings in this Loan Agreement are included herein for convenience of reference only and shall not constitute a part of this Loan Agreement for any other purpose.

     SECTION 22. NO ASSIGNMENT BY BORROWER. Borrower shall not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Lender and Paulson, which consent shall not be unreasonably withheld or delayed.

     SECTION 23. ATTORNEYS' FEES. In any litigation involving Borrower and Lender or Paulson in connection with the interpretation of this Loan Agreement or the Promissory Note, or the enforcement of any right of either of them under this Loan Agreement or the Promissory Note, the prevailing party shall be entitled to payment by the other party of all court costs and reasonable attorneys' fees incurred by the prevailing party in connection with such litigation (whether incurred at the trial, appellate, or administrative levels), in such amount as the court or administrative body may judge reasonable, all of which may be incorporated into and be a part of any judgment or decision rendered in such litigation.

     IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


BORROWER:

IMAGEWARE SOFTWARE, INC.


By:    /s/ Wayne Wetherell
   ---------------------------
Name:  Wayne Wetherell
     -------------------------
Title: V.P & CFO
      ------------------------

Fax:   858-673-0291
    --------------------------
Address:10883 Thornmint Road
        San Diego, CA  92172

LENDER:

  /s/ Chester L.F. Paulson              U.S. Bank Account No.:153650190975
------------------------------------    Address: 1111 SW Fifth Avenue, Suite 600
CHESTER L.F. PAULSON                             Portland, Oregon 97204
Address: 811 S.W. Front Avenue, Suite 200
         Portland, Oregon  97204


ACCEPTED AND AGREED:

PAULSON INVESTMENT COMPANY, INC.


By:    /s/ Lorraine Maxfield
   ---------------------------
Name:  Lorraine Maxfield
     -------------------------
Title: Senior VP, Research
      ------------------------

Fax:   503-243-6096
    --------------------------
Address: 811 S.W. Front Avenue, Suite 200
         Portland, Oregon  97204

                                                                       EXHIBIT A


                                     FORM OF



                            IMAGEWARE SOFTWARE, INC.

                                PURCHASE WARRANT

                                   Issued to:

                        PAULSON INVESTMENT COMPANY, INC.


                             Exercisable to Purchase

                  575,000 SHARES OF THE COMPANY'S COMMON STOCK













                      THIS WARRANT HAS NOT BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933
                             AND IS NOT TRANSFERABLE
                            EXCEPT AS PROVIDED HEREIN







                           Void after [April 3,] 2005

                  This is to certify that, for value received and subject to the terms and conditions set forth below, the Warrantholder (hereinafter defined) is entitled to purchase, and the Company promises and agrees to sell and issue to the Warrantholder, at any time on or after [April 3,] 2000 and on or before [April 3,] 2005, up to 575,000 shares of Common Stock (hereinafter defined) at the Exercise Price (hereinafter defined).

                  This Warrant Certificate is issued subject to the following terms and conditions:

         1. DEFINITIONS OF CERTAIN TERMS. Except as may be otherwise clearly required by the context, the following terms have the following meanings:

                  (a) "Act" means the Securities Act of 1933, as amended.

                  (b) "Issue Date" means April 3, 2000.

                  (c) "Commission" means the Securities and Exchange Commission.

                  (d) "Common Stock" means the common stock, $0.01 par value, of the Company.

                  (e) "Company" means ImageWare Software, Inc., a California corporation.

                  (f) "Exercise Price" means the price at which the Warrantholder may purchase one share of Common Stock (or Securities obtainable in lieu of one share of Common Stock) upon exercise of Warrants as determined from time to time pursuant to the provisions hereof. The initial Exercise Price is $1.00 per share of Common Stock.

                  (g) "Rules and Regulations" means the rules and regulations of the Commission adopted under the Act.

                  (h) "Securities" means the securities obtained or obtainable upon exercise of the Warrant or securities obtained or obtainable upon exercise, exchange or conversion of such securities.

                  (i) "Warrant Certificate" means a certificate evidencing the Warrant.

                  (j) "Warrantholder" means a record holder of the Warrant or Securities. The initial Warrantholder is Paulson Investment Company, Inc.

                  (k) "Warrant" means the warrant evidenced by this certificate, or any certificate obtained upon transfer or partial exercise of the Warrant evidenced by any such certificate.

         2. EXERCISE OF WARRANTS. All or any part of the Warrant may be exercised commencing on the date the Warrant is issued and ending at 5:00 p.m. (Pacific Time) on the fifth anniversary of the Issue Date by surrendering this Warrant Certificate, together with appropriate instructions, duly executed by the Warrantholder or by its duly authorized attorney, at the office of the Company, 10833 Thornmint Road, San Diego, California 92127, or at such other office or agency as the Company may designate. Upon receipt of notice of exercise, the Company shall immediately instruct its transfer agent to prepare certificates for the Securities to be received by the Warrantholder upon completion of the Warrant exercise. When such certificates are prepared, the Company shall notify the Warrantholder and deliver such certificates to the Warrantholder or as per the Warrantholder's instructions immediately upon payment in full by the Warrantholder, in lawful money of the United States, of the Exercise Price payable with respect to the Securities being purchased. If the Warrantholder shall represent and warrant that all applicable registration and prospectus delivery requirements for their sale have been complied with upon sale of the


Page 1 - Purchase Warrant
securities received upon exercise of the Warrant, such certificates shall not bear a legend with respect to the Act.

         If fewer than all the Securities purchasable under the Warrant are purchased, the Company will, upon such partial exercise, execute and deliver to the Warrantholder a new Warrant Certificate (dated the date hereof), in form and tenor similar to this Warrant Certificate, evidencing that portion of the Warrant not exercised. The Securities to be obtained on exercise of the Warrant will be deemed to have been issued, and any person exercising the Warrants will be deemed to have become a holder of record of those Securities, as of the date of the payment of the Exercise Price.

         3. ADJUSTMENTS IN CERTAIN EVENTS. The number, class, and price of Securities for which this Warrant Certificate may be exercised are subject to adjustment from time to time upon the happening of certain events as follows:

                  (a) If the outstanding shares of the Company's Common Stock are divided into a greater number of shares or a dividend in stock is paid on the Common Stock, the number of shares of Common Stock for which the Warrant is then exercisable will be proportionately increased and the Exercise Price will be proportionately reduced; and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the number of shares of Common Stock for which the Warrant is then exercisable will be proportionately reduced and the Exercise Price will be proportionately increased. The increases and reductions provided for in this subsection 3(a) will be made with the intent and, as nearly as practicable, the effect that neither the percentage of the total equity of the Company obtainable on exercise of the Warrants nor the price payable for such percentage upon such exercise will be affected by any event described in this subsection 3(a).

                  (b) In case of any change in the Common Stock through merger, consolidation, reclassification, reorganization, partial or complete liquidation, purchase of substantially all the assets of the Company, or other change in the capital structure of the Company, then, as a condition of such change, lawful and adequate provision will be made so that the holder of this Warrant Certificate will have the right thereafter to receive upon the exercise of the Warrant the kind and amount of shares of stock or other securities or property to which he would have been entitled if, immediately prior to such event, he had held the number of shares of Common Stock obtainable upon the exercise of the Warrant. In any such case, appropriate adjustment will be made in the application of the provisions set forth herein with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth herein will thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the Warrant. The Company will not permit any change in its capital structure to occur unless the issuer of the shares of stock or other securities to be received by the holder of this Warrant Certificate, if not the Company, agrees to be bound by and comply with the provisions of this Warrant Certificate.

                  (c) When any adjustment is required to be made in the number of shares of Common Stock, other securities, or the property purchasable upon exercise of the Warrant, the Company will promptly determine the new number of such shares or other securities or property purchasable upon exercise of the Warrant and (i) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new number of such shares or other securities or property purchasable upon exercise of the Warrant and (ii) cause a copy of such


Page 2 - Purchase Warrant
statement to be mailed to the Warrantholder within thirty (30) days after the date of the event giving rise to the adjustment.

                  (d) No fractional shares of Common Stock or other securities will be issued in connection with the exercise of the Warrant, but the Company will pay, in lieu of fractional shares, a cash payment therefor on the basis of the mean between the bid and asked prices of the Common Stock in the over-the-counter market or the last sale price of the Common Stock on the Nasdaq SmallCap Market or a national securities exchange, as the case may be, on the day immediately prior to exercise.

                  (e) If securities of the Company or securities of any subsidiary of the Company are distributed pro rata to holders of Common Stock, such number of securities will be distributed to the Warrantholder or his assignee upon exercise of his rights hereunder as such Warrantholder or assignee would have been entitled to if this Warrant Certificate had been exercised prior to the record date for such distribution. The provisions with respect to adjustment of the Common Stock provided in this Section 3 will also apply to the securities to which the Warrantholder or his assignee is entitled under this subsection 3(e).

                  (f) Notwithstanding anything herein to the contrary, there will be no adjustment made hereunder on account of the sale by the Company of the Common Stock or other Securities purchasable upon exercise of the Warrant.

         4. RESERVATION OF SECURITIES. The Company agrees that the number of shares of Common Stock or other Securities sufficient to provide for the exercise of the Warrant upon the basis set forth above will at all times during the term of the Warrant be reserved for issuance upon exercise of the Warrant.

         5. VALIDITY OF SECURITIES. All Securities delivered upon the exercise of the Warrant will be duly and validly issued in accordance with their terms, and the Company will pay all documentary and transfer taxes, if any, in respect of the original issuance thereof upon exercise of the Warrant.

         6. REGISTRATION RIGHTS.

                  (a) DEFINITIONS. For purposes of this subsection 6, the following terms shall have the following definitions.

                           (i) The terms "Form S-1," "Form S-3," "Form S-4" and "Form S-8" mean such respective forms under the Act, as in effect on the date hereof or any successor registration forms to Form S-1, Form S-3, Form S-4 and Form S-8, respectively, under the Act subsequently adopted by the Commission.

                           (ii) The term "Holder" means the Warrantholder and any person owning Registrable Securities (as defined below) or any assignee thereof in accordance with
                           Section 6(m) hereof.

                           (iii) The term "Immediate Family" means, with respect to any natural person, each of such person's spouse, father, mother, brothers, sisters and lineal descendants and ancestors.

                           (iv) The terms "register," "registered," and
                           "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the automatic


Page 3 - Purchase Warrant
                           effectiveness or the declaration or ordering of effectiveness of such registration statement or document.

                           (v) The term "Registrable Securities" means (i) any shares of Common Stock held by a Holder or any capital stock issued as a dividend or other distribution with respect to, in exchange for, or in replacement of such Common Stock; and (ii) any other shares of capital stock acquired after the date hereof by any Holder or any capital stock issued as a dividend or other distribution with respect to, in exchange for, or in replacement of such stock; provided, however, that any shares previously sold pursuant to a registered public offering or pursuant to an exemption from the registration requirements of the Act under which the transferee does not receive "restricted securities" shall cease to be Registrable Securities.

                  (b) REQUEST FOR REGISTRATION.

                           (i) At any time after the earlier of (i) April 3, 2001 or (ii) the date six months after the closing date of the first registered public offering of securities of the Company, if the Company shall receive a written request from the Warrantholder that the Company effect the registration under the Act of Registrable Securities, then the Company shall, within five days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of this Section 6(b), use its best efforts to effect such a registration as soon as practicable and in any event to file within 60 days of the receipt of such request a registration statement under the Act covering all the Registrable Securities which the Holders shall in writing request (within 20 days of receipt of the notice given by the Company pursuant to this Section 6(b)) to be included in such registration and to have such registration statement become effective.

                           (ii) If the Warrantholder intends to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to this Section 6(b) and the Company shall include such information in the written notice referred to in
                           Section 6(b). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 6(d)(iv), enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company and reasonably acceptable to the Warrantholder; provided, however, that if the underwriter is not reasonably acceptable to a the Warrantholder, the Warrantholder may select an underwriter or underwriters which shall be reasonably acceptable to the Company. Notwithstanding any other provision of this Section 6, if, in the


Page 4 - Purchase Warrant
                           case of a registration requested pursuant to Section 6(b), the underwriter advises the Warrantholder in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Warrantholder shall so advise the Company and all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and all the securities other than Registrable Securities sought to be included in the underwriting shall first be excluded. To the extent that further limitation is required, the number of Registrable Securities that may be included in the underwriting shall be allocated first to the Warrantholder then pro rata among all Holders thereof desiring to participate in such underwriting (according to the number of Registrable Securities then held by each such Holder). No Registrable Securities requested by any Holder to be included in a registration pursuant to
                           Section 6(b) shall be excluded from the underwriting unless all securities other than Registrable Securities are first excluded.

                           (iii) The Company is obligated to effect pursuant to
                           Section 6(b) only one registration initiated by the Warrantholder.

                           (iv) Notwithstanding the foregoing provisions of this
                           Section 6, in the event that the Company is requested to file any registration statement pursuant to this
                           Section 6, (1) the Company shall not be obligated to effect the filing of such registration statement:

                                    (a) during the 90 days following the
                                    effective date of any other registration statement pertaining to an underwritten public offering of securities for the account of the Company or any Holder;

                                    (b) if, in the case of the initial public offering of the Company's securities, the Company and the Warrantholder are unable to obtain the commitment of the underwriter selected pursuant to Section 6(b)(ii) to underwrite the offering on a firm commitment basis; or

                                    (c) for a period of up to 90 days after the date of a request for registration pursuant to this Section 6 if at the time of such request (1) the Company is engaged, or has fixed plans to engage, within 90 days of the time of such request, in a firm commitment underwritten public offering of Common Stock in which the holders of Registrable Securities include Registrable Securities pursuant to Section 6(c); or (2) the Company is currently engaged in a self-tender or exchange offer and the filing of a registration statement would cause a violation of the Securities Exchange Act of 1934, as amended (the "1934 Act");

                           or (2) if the Company shall furnish to the Holders requesting such registration statement a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors, it would not be in the best interests of the Company and its


Page 5 - Purchase Warrant
                           shareholders generally for such registration statement to be filed, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the relevant Warrantholder; provided, however, that the Company may not utilize the right set forth in this
                           Section 6(b)(iv)(2) more than once in any twelve-month period.

                  (c) COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Warrantholder) any of its capital stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-8 relating solely to the sale of securities to participants in a Company stock plan or a registration on Form S-4 or a Rule 145 transaction), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of any Holder given within 20 days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 6, cause a registration statement covering all of the Registrable Securities that each such Holder has requested to be registered to become effective under the Act.

                  (d) OBLIGATIONS OF THE COMPANY. Whenever required under this
Section 6 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible, prepare and file with the SEC a registration statement with respect to such Registrable Securities and cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 180 days or until such earlier time at which such Holders have informed the Company in writing that the distribution of their securities has been completed (such 180-day or shorter period, the "Effectiveness Period"). In addition, the Company shall:

                           (i) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement, and cause each such amendment and supplement to become effective, as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during the Effectiveness Period.

                           (ii) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                           (iii) Register or qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such states and jurisdictions as shall be reasonably requested by the Holders, except that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation or file a general consent to service of process in any such state or jurisdiction.

                           (iv) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform


Page 6 - Purchase Warrant
                           its obligations under such an underwriting agreement, including furnishing any opinion of counsel or entering into a lock-up agreement reasonably requested by the managing underwriter.

                           (v) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly file such amendments and supplements which may be required pursuant to Section 6(d)(ii) on account of such event and use its best efforts to cause each such amendment and supplement to become effective.

                           (vi) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 6, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this
                           Section 6, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion or opinions, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountant of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                           (vii) Apply for listing and list the Registrable Securities being registered on any national securities exchange on which a class of the Company's equity securities is listed or, if the Company does not have a class of equity securities listed on a national securities exchange, apply for qualification and use its best efforts to qualify the Registrable Securities being registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc.

                           (viii) Without in any way limiting the types of registrations to which this Section 6 shall apply, in the event that the Company shall effect a "shelf registration" under Rule 415 promulgated under the Act, the Company shall take all necessary action, including, without limitation, the filing of post-effective amendments, to permit the Holders to include their Registrable Securities in such registration in accordance with the terms of this
                           Section 6.


Page 7 - Purchase Warrant

                  (e) FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 6 in respect of the Registrable Securities of any selling Holder that such selling Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of its Registrable Securities.

                  (f) EXPENSES OF DEMAND REGISTRATION. All expenses other than underwriting discounts and commissions relating to Registrable Securities incurred in connection with each registration, filing or qualification pursuant to Section 6(b)(i) including (without limitation) all registration, filing and qualification fees, printing and accounting fees, fees and disbursements of counsel for the Company, and the fees and disbursements of counsel for the selling Holders, shall be borne by the Company. All underwriting discounts and commissions relating to Registrable Securities included in any registration effected pursuant to Section 6(b)(i) will be borne and paid ratably by the Holders of such Registrable Securities.

                  (g) EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to any registration pursuant to Section 6(c) for each Holder, including, without limitation, all registration, filing and qualification fees, printing and accounting fees, fees and disbursements of counsel for the Company and the fees and disbursements of counsel for the selling Holders. Underwriting discounts and commissions relating to Registrable Securities included in any registration effected pursuant to
Section 6(c) will be borne and paid ratably by the Holders of such Registrable Securities.

                  (h) UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of securities being issued by the Company, the Company shall not be required under Section 6(c) to include any of the Holders' securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity, if any, as in the reasonable opinion of the underwriters, marketing factors allow. If the managing underwriter for the offering shall advise the Company in writing that the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities to be sold other than by the Company that marketing factors allow, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the managing underwriter believes marketing factors allow (the securities so included to be reduced as follows: (a) all securities which shareholders other than the Company and the Holders seek to include in the offering shall be excluded from the offering to the extent limitation on the number of shares included in the underwriting is required, and
(b) if further limitation on the number of shares to be included in the underwriting is required, then the number of shares held by Holders that may be included in the underwriting shall be reduced so that the number of shares included in the underwriting are pro rata in accordance with the number of shares of Registrable Securities held by each such Holder), but in no event shall the amount of securities of the selling Holders included in the offering be reduced below 25% of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the selling Holders may be excluded if the managing underwriter makes the determination described above and no securities other than those of the Company are included. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a Holder of Registrable Securities and which is a partnership, a limited liability company or a


Page 8 - Purchase Warrant
corporation, the partners, retired partners, members, retired members and shareholders of such Holder, or the estates and family members of such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing persons shall collectively be deemed to be a "Selling Holder," and any pro rata reduction with respect to such "Selling Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Selling Holder," as defined in this sentence.

                  (i) INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 6:

                           (i) The Company will indemnify and hold harmless each Holder, the officers, directors, partners, members, agents and employees of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls or is deemed to control such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto,
                           (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law in connection with any matter relating to such registration statement. The Company will reimburse each such Holder, officer, director, partner, member, agent, employee, underwriter or controlling person or person who is deemed to control for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action. The indemnity agreement contained in this Section 6(i)(i) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to a Holder in any such case for any such loss, claim, damage, liability or action (1) to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such Holder, underwriter or controlling person or (2) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution solely on behalf of such Holder), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a


Page 9 - Purchase Warrant
                           preliminary prospectus and corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the person asserting any such loss, claim, damage or liability in any case in which such delivery is required by the Act.

                           (ii) Each Holder which includes any Registrable Securities in any registration statement will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, each employee, agent, and any underwriter for the Company, and any other Holder or other shareholder selling securities in such registration statement or any of its directors, officers, partners, members, agents or employees or any person who controls such Holder or such other shareholder or such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, controlling person, employee, agent, or underwriter or controlling person, or other such Holder, shareholder, director, officer or controlling person may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration, and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter or controlling person, other Holder or other shareholder, officer, director, partner, member, agent, employee, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the liability of any Holder hereunder shall be limited to the amount of net proceeds (after deduction of all underwriters' discounts and commissions paid by such Holder in connection with the registration in question) received by such Holder, in the offering giving rise to the Violation; and provided, further, that the indemnity agreement contained in this Section 6(i)(ii) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld or delayed nor, in the case of a sale directly by the Company of its securities (including a sale of such securities through any underwriter retained by the Company to engage in a distribution solely on behalf of the Company), shall the Holder be liable to the Company in any case in which such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Company failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the person asserting any such loss, claim, damage or liability in any case in which such


Page 10 - Purchase Warrant
                           delivery is required by the Act. The obligations of the Holders hereunder are several, and not joint.

                           (iii) Promptly after receipt by an indemnified party under this Section 6(i) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6(i), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume and control the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests, as reasonably determined by either party, between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
                           Section 6(i) to the extent of such prejudice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6(i).

                           (iv) The obligations of the Company and the Holders under this Section 6(i) shall survive the completion of any offering of Registrable Securities in a registration statement whether under this Section 6 or otherwise.

                  (j) Notwithstanding anything to the contrary herein, any indemnification obligation arising out of any claims subject to the indemnification provisions contained in the Underwriting Agreement shall be governed entirely by the Underwriting Agreement, and not by the provisions of this Warrant.

                  (k) REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934; RESALES UNDER RULE 144; FORM S-3 REGISTRATION. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act ("Rule 144") and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, and with a view to making it possible for Holders to have the resale of the Registrable Securities registered pursuant to a registration statement on Form S-3, the Company agrees to:

                           (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;


Page 11 - Purchase Warrant

                           (ii) concurrently with the first registered public offering, take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act or compliance with the reporting requirements of Section 15(d) of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

                           (iii) after the first registered public offering, file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                           (iv) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (1) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for the offering of the securities to the general public), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or as to its qualification as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (2) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
                           (3) such other documents as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                  (l) LOCK-UP AGREEMENTS. If reasonably requested by the Company and the managing underwriter, the Holders agree to enter into lock-up agreements pursuant to which they will not, for a period of no more than 180 days following the effective date of the first registration statement for a public offering of the Company's securities, offer, sell or otherwise dispose of the Registrable Securities or other equity securities of the Company, except the Registrable Securities sold pursuant to such registration statement, without the prior consent of the Company and the underwriter, provided that the officers, directors and all holders of more than 1% of the shares of Common Stock prior to the public offering (calculated for the purpose as if all securities convertible into or exercisable for Common Stock, directly or indirectly, are so converted or exercised) of the Company enter such lock-up agreements for the same period and on the same terms.

                  (m) ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 6 may be assigned by any Holder to a transferee, and by such transferee to a subsequent transferee, but only if such rights are transferred (a)(i) to an affiliate, subsidiary, partner (former or current), member or shareholder of such Holder or transferee or an account managed or advised by the manager or adviser of such Holder or transferee, (ii) by gift or bequest or through inheritance to, or for the benefit of, any member or members of such Holder's immediate family or to a trust for the benefit of any member or members of such Holder's immediate family, or (iii) to a trust in respect of which such Holder serves as trustee, provided, however, that the trust instrument governing such trust shall provide that such Holder, as trustee, shall retain sole and exclusive control over the voting and disposition of such rights until the termination of this Agreement, or (b) in connection with the sale or other transfer of not fewer than an aggregate of 25,000 Registrable Securities (as adjusted for stock splits,


Page 12 - Purchase Warrant
combinations, stock dividends and similar recapitalization events which affect the number of issued and outstanding shares of Registrable Securities) or some lesser number, if such lesser number represents all the Registrable Securities then held by such Holder. Any transferee to whom rights under this Agreement are transferred shall (i) as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon Holders under this Agreement to the same extent as if such transferee were a Holder under this Agreement and (ii) be deemed to be a Holder hereunder.

                  (n) UNDERWRITERS AND ADVISORS. The Company shall not engage an underwriter or acquisition advisor without such underwriter or advisor first being approved of by the Warrantholder.

         7. NO RIGHTS AS A SHAREHOLDER. Except as otherwise provided herein, the Warrantholder will not, by virtue of ownership of the Warrant, be entitled to any rights of a shareholder of the Company but will, upon written request to the Company, be entitled to receive such quarterly or annual reports as the Company distributes to its shareholders.

         8. NOTICE. Any notices required or permitted to be given hereunder will be in writing and may be served personally or by mail; and if served will be addressed as follows:



         If to the Company:

                  10833 Thornmint Road
                  San Diego, California 92127
                  Attn:  President

         If to the Warrantholder:

                  at the address furnished
                  by the Warrantholder to the
                  Company for the purpose of
                  notice.

         Any notice so given by mail will be deemed effectively given 48 hours after mailing when deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid and addressed as specified above. Any party may by written notice to the other specify a different address for notice purposes.

         9. OPTIONAL CONVERSION.

                  (a) In addition to and without limiting the right of any Holder under the terms of this Warrant, the Warrantholder shall have the right (the "Conversion Right") to convert this Warrant or any portion thereof into Securities as provided in this Section 9 at any time or from time to time after the Issue Date and prior to its expiration. Upon exercise of the Conversion Right with respect to a particular number of Securities subject to this Warrant (the "Converted Securities"), the Company shall deliver to the holder of this Warrant, without payment by the holder of any exercise price or any cash or other consideration, that number of Securities equal to the quotient obtained by dividing the Net Value (as hereinafter defined) of the Converted Securities


Page 13 - Purchase Warrant
by the sum of the fair market value (as defined in paragraph (c) below) of a single share of Common Stock , determined in each case as of the close of business on the Conversion Date (as hereinafter defined). The "Net Value" of the Converted Securities shall be determined by subtracting the aggregate Exercise Price of the Converted Securities from the aggregate fair market value of the Converted Securities. Notwithstanding anything in this Section 9 to the contrary, the Conversion Right cannot be exercised with respect to a number of Converted Securities having a Net Value below $100. No fractional shares shall be issuable upon exercise of the Conversion Right, and if the number of shares to be issued in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder of this Warrant an amount in cash equal to the fair market value of the resulting fractional share.

                  (b) The Conversion Right may be exercised by the holder of this Warrant by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of Securities subject to this Warrant which are being surrendered (referred to in paragraph
(a) above as the Converted Securities) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"), but not later than the expiration date of this Warrant. Certificates for the shares of Common Stock issuable upon exercise of the Conversion Right, together with a check in payment of any fractional share and, in the case of a partial exercise, a new Warrant evidencing the Securities remaining subject to this Warrant, shall be issued as of the Conversion Date, and shall be delivered to the holder of this Warrant within seven days following the Conversion Date.

                  (c) For purposes of this Section 9, the "fair market value" of a share of Common Stock as of a particular date shall be the mean between the bid and asked price of the Common Stock, as the case may be, as quoted in the over the counter market, or, if applicable, the closing sale price of the Common Stock, as the case may be, on the Nasdaq Stock Market or a national exchange.

         10. APPLICABLE LAW. This Warrant Certificate will be governed by and construed in accordance with the laws of the State of Oregon, without reference to conflict of laws principles thereunder. All disputes relating to this Warrant Certificate shall be tried before the courts of Oregon located in Multnomah County, Oregon, to the exclusion of all other courts that might have jurisdiction.

                  Dated as of ___________ , 2000.



         IMAGEWARE SOFTWARE, INC.



         By:________________________________


         ___________________________________


Page 14 - Purchase Warrant

         Agreed and Accepted as of _____________, 2000

         PAULSON INVESTMENT COMPANY, INC.



         By:________________________________


         ___________________________________





Page 15 - Purchase Warrant